Exhibit 99.1

Harvard Bioscience Announces Third Quarter 2020 Financial Results

Disciplined cost management, cash conservation actions drive increased year-over-year operating income and reduced net debt

•	Operating margin up year-over-year on GAAP and adjusted basis
•	Revenue improved sequentially with solid CRO/pharma demand and academic labs reopening
•	Generated positive operating cash flow in Q3 with working capital improvements

HOLLISTON, Mass., Nov. 5, 2020 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the three and nine months ended September 30, 2020.

Jim Green, Chairman and CEO said, “Since anticipating academic labs around the world would likely experience pandemic-related shutdowns early in the year, we moved aggressively to manage costs. These actions, combined with restructuring programs, reduced overall cost of operations delivering year-over-year adjusted operating income and margin growth.”

Green concluded, “The continued growth from CRO/pharma customers, reopening of academic labs and our lower cost of operations, are expected to drive solid operating margins throughout the rest of 2020 and allow for targeted commercial and product investments to drive revenue growth. We expect adjusted operating margins for the second half of 2020 to be in the mid to upper teens.”

Quarterly Financial Results Summary
	Q3'20	Q2'20	Q3'19

Revenue	$24.0 million	$23.3 million	$27.4 million

Operating Income (Loss) (GAAP)	$0.2 million	$0.6 million	$(1.4) million

Adjusted Operating Income	$3.6 million	$4.1 million	$3.3 million

Adjusted Operating Margin	14.8%	17.7%	12.1%

Loss per diluted share (GAAP)	($0.03)	($0.04)	($0.07)

Diluted EPS (GAAP)	$0.04	$0.05	$0.04

Adjusted Diluted EPS*	$41.6 million	$42.1 million	$48.8 million

*Debt outstanding less cash and cash equivalents.

Please refer to the exhibits below for a reconciliation of certain non-GAAP to GAAP financial measures, including operating income, net income and loss, and diluted earnings per share. Please see “Use of Non-GAAP Financial Information” for additional information regarding our use of such adjusted financial information.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. You can access the live conference call by dialing the following phone numbers: toll-free 1 (877) 303-7611 or international 1 (970) 315-0445 and referencing the conference ID# 9438549.

The conference call will be simultaneously webcast and can be accessed through the Harvard Bioscience website. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. To listen to the webcast, log on to the webcast at: http://investor.harvardbioscience.com/ and click on the Earnings Call icon.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted operating income, adjusted net income, and adjusted diluted earnings per share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, costs related to acquisition, disposition and integration initiatives, impairment charges, severance, restructuring and other business transformation expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our adjusted operating income, adjusted net income (loss), and adjusted earnings (loss) per diluted share are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental research, discovery, and pre-clinical testing for drug development. Our customers range from renowned academic institutions and government laboratories, to the world’s leading pharmaceutical, biotechnology and clinical research organizations. With operations in North America, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, industry outlook, the impact of the COVID-19 pandemic on the Company’s business, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our Quarterly Reports on Form 10-Q issued in 2020 and in our other filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein may cause the Company's actual results to differ materially from those in the forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please contact Michael A. Rossi, Chief Financial Officer at (508) 893-8999.

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019

Revenues	$24,037	$23,308	$27,418
Cost of revenues	10,542	9,452	12,440
Gross profit	13,495	13,856	12,439

Operating expenses:
Sales and marketing expenses	4,588	4,279	5,294
General and administrative expenses	5,399	5,670	6,604
Research and development expenses	1,949	1,897	2,564
Amortization of intangible assets	1,377	1,454	1,422
Impairment charges	-	-	460
Total operating expenses	13,313	13,300	16,344

Operating income (loss)	182	556	(1,365)

Other expense:
Interest expense, net	(1,205)	(1,233)	(1,348)
Other (expense) income, net	(392)	(191)	39
Other expense	(1,597)	(1,424)	(1,309)

Loss before income taxes	(1,415)	(868)	(2,674)
Income tax provision (benefit)	(317)	713	(54)
Net loss	$(1,098)	$(1,581)	$(2,620)

Basic and diluted loss per share	$(0.03)	$(0.04)	$(0.07)

Weighted average common shares:
Basic and diluted	38,920	38,468	38,036

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Nine Months Ended
	September 30, 2020	September 30, 2019

Revenues	$71,116	$85,204
Cost of revenues	30,783	38,116
Gross profit	40,333	47,088

Operating expenses:
Sales and marketing expenses	14,446	17,370
General and administrative expenses	17,828	17,215
Research and development expenses	6,336	8,070
Amortization of intangible assets	4,258	4,289
Impairment charges	-	1,401
Total operating expenses	42,868	48,345

Operating loss	(2,535)	(1,257)

Other expense:
Interest expense, net	(3,737)	(4,129)
Other expense, net	(472)	(214)
Other expense	(4,209)	(4,343)

Loss before income taxes	(6,744)	(5,600)
Income tax provision (benefit)	451	(363)
Net loss	$(7,195)	$(5,237)

Basic and diluted loss per share	$(0.19)	$(0.14)

Weighted average common shares:
Basic and diluted	38,540	37,764

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$2,806	$8,335
Accounts receivables	13,879	20,704
Inventories	22,689	22,061
Other current assets	4,146	2,472
Total current assets	43,520	53,572
Property, plant and equipment	4,309	4,776
Goodwill and other intangibles	91,962	95,786
Other long-term assets	9,823	10,736
Total assets	$149,614	$164,870

Liabilities and Stockholders' Equity
Current portion, long-term debt	$2,807	$6,900
Other current liabilities	18,441	18,412
Total current liabilities	21,248	25,312
Long-term debt	40,669	46,917
Other long-term liabilities	10,530	10,947
Stockholders’ equity	77,167	81,694
Total liabilities and stockholders’ equity	$149,614	$164,870

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended
	September 30, 2020	September 30, 2019
Cash flows from operating activities:
Net loss	$(7,195)	$(5,237)
Changes in operating assets and liabilities	5,360	960
Other adjustments to operating cash flows	8,676	10,102
Net cash provided by operating activities	6,841	5,825

Cash flows from investing activities:
Additions to property, plant and equipment	(1,088)	(778)
Disposition of business	-	1,020
Other investing activities	-	(15)
Net cash (used in) provided by investing activities	(1,088)	227

Cash flows from financing activities:
Proceeds from borrowings	9,615	4,300
Repayments of debt	(20,251)	(11,103)
Other financing activities	(688)	(392)
Net cash used in financing activities	(11,324)	(7,195)

Effect of exchange rate changes on cash	42	(185)
Decrease in cash and cash equivalents	(5,529)	(1,328)
Cash and cash equivalents at the beginning of period	8,335	8,173
Cash and cash equivalents at the end of period	$2,806	$6,845

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019

GAAP operating income (loss)	$182	$556	$(1,365)
Stock-based compensation expense	1,079	769	987
Severance, restructuring and transformation costs	876	1,287	1,759
Acquired intangible assets amortization and impairments	1,377	1,455	1,882
Non-cash expense - acquisition accounting	51	53	59
Adjusted operating income	$3,565	$4,120	$3,322

GAAP operating margin	0.8%	2.4%	-5.0%

Adjusted operating margin	14.8%	17.7%	12.1%

GAAP net loss	$(1,098)	$(1,581)	$(2,620)
Stock-based compensation expense	1,079	769	987
Severance, restructuring and transformation costs	876	1,287	1,759
Acquired intangible assets amortization and impairments	1,377	1,455	1,882
Non-cash expense - acquisition accounting	51	53	59
Income taxes (A)	(823)	103	(341)
Adjusted net income	$1,462	$2,086	$1,726

GAAP loss per diluted share	$(0.03)	$(0.04)	$(0.07)
Adjusted items after tax per share assuming dilution	0.07	0.09	0.11
Adjusted earnings per diluted share	$0.04	$0.05	$0.04

Weighted average diluted common shares:
GAAP	38,920	38,468	38,036

Adjusted	40,307	39,593	38,603

(A)	Income taxes includes the tax effect of the adjustments to GAAP results.

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data)

	Nine Months Ended
	September 30,	September 30,
	2020	2019

GAAP operating (loss) income	$(2,535)	$(1,257)
Stock-based compensation expense	2,641	2,193
Severance, restructuring and transformation costs	3,635	2,391
Acquired intangible assets amortization and impairments	4,258	5,690
Non-cash expense - acquisition accounting	159	239
Adjusted operating income	$8,158	$9,256

GAAP operating margin	-3.6%	-1.5%

Adjusted operating margin	11.5%	10.9%

GAAP net loss	$(7,195)	$(5,237)
Stock-based compensation expense	2,641	2,193
Severance, restructuring and transformation costs	3,635	2,391
Acquired intangible assets amortization and impairments	4,258	5,690
Non-cash expense - acquisition accounting	159	239
Income taxes (A)	(435)	(1,294)
Adjusted net income	$3,063	$3,982

GAAP loss per diluted share	$(0.19)	$(0.14)
Adjusted items after tax per share assuming dilution	0.27	0.24
Adjusted earnings per diluted share	$0.08	$0.10

Weighted average diluted common shares:
GAAP	38,540	37,764

Adjusted	39,824	38,251

(A)	Income taxes includes the tax effect of the adjustments to GAAP results.